Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements to Form S-8 (File No. 333-271120, 333-262373 and 333-279193) in the Registration Statement on Form S-3 (File No. 333-267921) and in the Registration Statement on Form S-1 (File No. 333-275210) of our audit report dated July 29, 2024, with respect to the consolidated balance sheets of Netcapital Inc. as of April 30, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2024. Our report relating to those financial statements includes an emphasis of matter paragraph regarding substantial doubt as to the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in each of the Registration Statement on Form S-3 and the Registration Statement on Form S-1.

Fruci & Associates II, PLLC – PCAOB ID #05525

Spokane, Washington

July 29, 2024

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